FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE dated as of September 19, 1997 between FORT JAMES CORPORATION, formerly James River Corporation of Virginia, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the "Company") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain Indenture, dated as of November 1, 1991 (the "Original Indenture"), pursuant to which one or more series of unsecured debentures, securities or other evidences of indebtedness of the Company (the "Securities") may be issued from time to time; and

         WHEREAS, Section 901 of the Original Indenture provides that, without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Original Indenture for the purpose, among other things, of (i) changing or eliminating any of the provisions of the Original Indenture, provided that such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (ii) establishing the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301 of the Original Indenture; or (iii) making any other provisions with respect to matters or questions arising under the Original Indenture, provided that such actions shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; and

         WHEREAS, the Company, pursuant to the foregoing authority, desires to amend and supplement the Original Indenture in certain respects.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed, for the
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equal and proportionate benefit of all Holders of Securities of any series originally issued after the date hereof, as follows:

                                  ARTICLE ONE

         The Original Indenture is supplemented and amended in the following respects:

         1. The introductory paragraph of the Original Indenture is hereby amended by inserting the words "Fort James Corporation, formerly" prior to the words "James River Corporation of Virginia."

         2. Section 301 of the Original Indenture is amended by deleting the word "and" after the semicolon in clause 16 and inserting after clause 16 the following:

                  "(17) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

                  (18) any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1010) of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

                  (19) whether, under what circumstances and the currency in which the Company will pay additional amounts as contemplated by Section 1010 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option); and"

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         In addition clause 17 of Section 301 of the Original Indenture is renumbered as clause 20.

         3. Clause 5 of Section 501 of the Original Indenture is amended by deleting the phrase "at least $10,000,000 aggregate principal amount of indebtedness for borrowed money" and replacing it with the phrase "at least $25,000,000 individually or $50,000,000 in the aggregate of principal amount of indebtedness for borrowed money" and by deleting the period at the end of such clause and inserting in lieu thereof "; or".

         4. Clause 8 of Section 501 of the Original Indenture is hereby renumbered as clause 9, and the following is added as a new clause 8 of Section 501 of the Original Indenture:

                  "(8) failure within 60 days to pay, bond or otherwise discharge any uninsured final judgment or court order rendered against the Company or any Subsidiary requiring the payment of money in excess of $50,000,000 which is not stayed on appeal or is not otherwise being contested in good faith".

         5. After Section 906 of the Original Indenture, the following is added as Section 907 of the Original Indenture:

                  "Section 907.  Notice of Supplemental Indentures.
                           Promptly after the execution by the Company and the
                  Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of the Outstanding Securities affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture."

         6. Subsection (a) of Section 1006 of the Original Indenture is hereby amended as follows:

                  (a) The words "create or assume" are deleted and replaced with the words "create, incur, assume or guarantee" in each place in which they appear.

                  (b) In addition, the words "indebtedness that is secured by a" are added prior to the word "mortgage" in the third line, and the words "indebtedness

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                  that is secured by" are added prior to the words "any of the following" at the end of the paragraph.

         7. Clause (vii) of subsection 1006(a) of the Original Indenture is hereby amended by adding at the end thereof the phrase "or liens existing at the date of the original issuance of the Securities of a Series".

         8. The current clause (xiii) of subsection 1006(a) of the Original Indenture is renumbered as clause (xiv) and the following is added as clause
(xiii) of subsection 1006(a) of the Original Indenture:

                           "(xiii) guarantees of indebtedness that are secured
                  by a lien on Principal Property located outside of the United States;"

         In addition, the reference in clause (xiii) of subsection 1006(a) of the Original Indenture (now renumbered clause (xiv) of subsection 1006(a) pursuant to this supplement) to clause (xii) shall be amended to refer to clause
(xiii), and the reference to "this clause (xiii)" shall be amended to be "this clause (xiv)".

         9. Clause (ii) of subsection 1006(b) of the Original Indenture is deleted and replaced with the following:

                           (ii) "Consolidated Net Tangible Assets" means the
                  total of all assets at their net book value (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with generally accepted accounting principles, should be set aside in connection with the business conducted) after deducting therefrom (A) all current liabilities and (B) the value of all goodwill, tradenames, trademarks, patents and other intangible assets, in each case net of applicable amortization, as appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles."

         10. Clause (iii) of subsection 1006(b) of the Original Indenture is amended by inserting after the word "means" the following: ", without duplication." In addition, the following shall be inserted in the proviso of clause (iii) of subsection (b), after the phrase "shall not include:"

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                  "any guarantee of indebtedness secured by a lien on a
                  Principal Property located outside of the United States or any guarantee by any Restricted Subsidiary the primary assets of which are Principal Properties located outside of the United States, or".

         11. Clause (iv) of subsection 1006(b) of the Original Indenture is deleted and replaced with the following:

                  "(iv) Principal Property" means any manufacturing plant, research facility or warehouse owned or leased by the Company or any Restricted Subsidiary which has a net book value exceeding 2.5% of Consolidated Net Tangible Assets, but not including (1) any property which in the opinion of the Company is not of material importance to the total business conducted by the Company as an entirety or
                                    (2) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property."

         12. The following is added at the end of Section 1006 of the Original Indenture as a new subsection (c):

                  "(c) For purposes of this Section 1006, the giving of a guarantee which is secured by a lien on a Principal Property (including shares of capital stock or indebtedness), other than a Principal Property located outside of the United States, of a Restricted Subsidiary, and the creation of a lien on a Principal Property (including shares of capital stock or indebtedness) of the Company or any Restricted Subsidiary to secure indebtedness which existed prior to the creation of such lien, shall be deemed to involve the creation of indebtedness in an amount equal to, without duplication, the principal amount secured by such lien."

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         13.      In the second line of Section 1007 of the Original Indenture, the words "after the date of this Original Indenture" are inserted before the word "enter."

         14. Section 1008 of the Original Indenture is deleted and replaced with the following:

                  "Section 1008. Exemption from Limitation on Liens and Sale and Lease-Back Transactions.

                  Notwithstanding the provisions of Sections 1006, 1007 and 1009, the Company or any Restricted Subsidiary may, without equally and ratably securing the Outstanding Securities, create, incur, assume or guarantee indebtedness secured by liens and enter into Sale and Lease-Back Transactions which would otherwise be restricted by such provisions, provided that at the time such indebtedness secured by liens is created, incurred, assumed or guaranteed or such Sale and Lease-Back Transaction is entered into (and after giving effect to the transactions, to the receipt and application of the net proceeds thereof and the retirement of any indebtedness which is concurrently being retired out of such proceeds) the sum of the aggregate indebtedness secured by such liens plus the Attributable Debt of all Sale and Lease-Back Transactions then outstanding shall not exceed 10% of Consolidated Net Tangible Assets, as determined in accordance with the most recent published consolidated balance sheet of the Company."

         15. The Original Indenture is hereby amended by deleting the term "James River Corporation of Virginia" and replacing it with the term "Fort James Corporation" in each place in which such term appears in Exhibits A through G.1 to the Original Indenture. Likewise, the cover page to the Original Indenture and the reference table listing "Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture Act of 1939" are hereby amended by deleting the term "James River Corporation of Virginia" and

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replacing it with the term "Fort James Corporation" in each place in which such term appears.

                                  ARTICLE TWO

         1. All terms used in this Supplemental Indenture which are defined in the Original Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture.

         2. All of the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Original Indenture; and the Original Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders of Securities of any series originally issued after the date hereof.

         3. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and same instrument.

         4. All covenants and agreements in this Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

         5. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6. Nothing in this Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of Securities of any series originally issued after the date hereof, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture. This Supplemental Indenture only applies to series of Securities originally issued after the date hereof. Except as expressly supplemented or amended as set forth in this Supplemental Indenture, the Original Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the

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trusts created by the Original Indenture, as amended and supplemented by this
Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Original Indenture as amended and supplemented by this Supplemental Indenture.

         7. This Supplemental Indenture shall be construed and governed by and in accordance with the laws of the State of New York without regard to its conflict of laws principles.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the day and year first above written.


                                  FORT JAMES CORPORATION


                                  By:      /s/ C. A. CUTCHINS
                                           ----------------------------------
                                           Name: C.A. Cutchins
                                           Title: Senior Vice President, General
                                           Counsel, Corporate Secretary


(Seal)

Attest:


 /s/ SUSAN O. SELF
-------------------------------------
 Name: Susan O. Self
 Title: Assistant Corporate Secretary

                                  THE BANK OF NEW YORK


                                  By:      /s/ MARY LA GUMINA
                                           ----------------------------------
                                           Name: Mary La Gumina
                                           Title: Assistant Vice President

(Seal)

Attest:


 /s/ WALTER N. GITLIN
----------------------------------
 Name: Walter N. Gitlin
 Title: Vice President




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Commonwealth of Virginia                             :
                                            :   ss.
City of Richmond                                     :

         On the 19th day of September, 1997, before me personally came Clifford
A. Cutchins, IV to me known, who, being by me duly sworn, did depose and say that he is a Senior Vice President, General Counsel and Corporate Secretary of Fort James Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                              /s/ JAN C. MCGEE
(Notarial Seal)                            -----------------------------------